Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34149) pertaining to the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan of and in the related Prospectus of our report dated June 6, 1996, with respect to the financial statements and schedules of Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                          ERNST & YOUNG LLP




Columbus, Ohio
June 28, 1996